SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                         Date of Report April 19, 1994
                (Date of earliest event reported) April 13, 1994


                                   AUGAT INC.
             (Exact name of registrant as specified in its charter)


                                  Massachusetts
                 (State or other Jurisdiction of incorporation)


                         1-6176                      04-2022285
                (Commission File Number)  (IRS Employer Identification No.)

                 89 Forbes Boulevard
                 P.O. Box 448
                 Mansfield, Massachusetts              02048
          (Address of principal executive offices)   (Zip Code)


               Registrant's telephone number, including area code
                                 (508) 543-4300

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          Item 5 -  Other Events

                    On April 13, 1994, the Registrant announced that the State Supreme Judicial Court of the Commonwealth of Massachusetts vacated a 1992 Superior Court judgement which had awarded Augat Inc. compensatory damages of $14,140,000 in lost profits as the result of unfair trade practices. Although the court let stand its earlier decision that the conduct of defendants Aegis, Inc. and Jeremy Scherer was a knowing violation of the state unfair trade practices statute, the court held that the profits of Isotronics, Inc., Augat's former subsidiary was limited to six months, not twenty-seven, following the departure of three employees. The Supreme Court sent the case to the Superior Court and included in its opinion instructions about how to recalculate the damage award. The award was not recorded in the company's previously reported earnings. Enclosed as Exhibit 1 is a copy of the news release covering the above item.

          Item 7 -  Financial Statements and Exhibits

                    (a)  Financial Statements - None
                    (b) Exhibit 1 - The Registrant's news release dated April 13, 1994.



                                   Signatures


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.




                                                  Augat Inc.
                                        ------------------------------
                                                 (Registrant)


                                   By:        Ellen B. Richstone
                                        ------------------------------
                                              Ellen B. Richstone
                                              Vice President and
                                              Chief Financial Officer



          Date:  April 19, 1994

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